Exhibit 4.2

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 11, 2011, by and among CPI International Acquisition, Inc. (to be renamed CPI International, Inc.), a Delaware corporation (the “Issuer”), CPI International Holding Corp., a Delaware Corporation, (the “Parent”), the indirect, wholly-owned subsidiaries of the Issuer listed as guarantors on the signature pages hereto, (such subsidiaries collectively with the Parent, the “Guarantors”), The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, as trustee under the indenture referred to below (the “Trustee”), and the other Guarantors (as defined in the Indenture referenced below).

W I T N E S S E T H

WHEREAS, the Issuer and the Parent have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 11, 2011, providing for the issuance of an aggregate principal amount of $215,000,000 of 8.00% Senior Notes due 2018 (the “Notes”);

WHEREAS, the Issuer is party to an Agreement and Plan of Merger, dated as of November 24, 2010 (the “Merger Agreement”), with CPI International, Inc., a Delaware corporation (“CPII”), and Catalyst Acquisition, Inc., a Delaware corporation (the “Merger Sub”), pursuant to which Merger Sub has been merged with and into CPII (the “Merger”);

WHEREAS, upon the consummation of the Merger, the Guarantors (other than the Parent) have become indirect, wholly owned subsidiaries of the Issuer; and

WHEREAS, the Purchase Agreement dated as of February 3, 2011 among the Issuer, Parent, Catalyst Acquisition, Inc., UBS Securities LLC and KKR Capital Markets LLC requires that the Guarantors execute and deliver to the Trustee this Supplemental Indenture pursuant to which the Guarantors shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Agreement to Guarantee.  The Guarantors hereby, jointly and severally with all other Guarantors, unconditionally guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture and agree to be bound by all other applicable provisions of the Indenture.  From and after the date of this Supplemental Indenture, each Guarantor shall be a “Guarantor” for all purposes of the Indenture.

3.             Effectiveness.  This Supplemental Indenture shall be effective upon execution by the parties hereto.

4.             Governing Law.  This Supplemental Indenture and the guarantee provided in Section 2 hereof will be governed by and construed in accordance with the laws of the State of New York.

5.             Counterparts.  The parties may sign any number of copies or counterparts of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

6.             Effect of Headings.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

7.             Trustee Disclaimer.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Issuer and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CPI INTERNATIONAL ACQUISITION, INC. (to be renamed CPI INTERNATIONAL, INC.), as Issuer

By:	/s/ Joel A. Littman
	Name:	Joel A. Littman
	Title:	Chief Financial Officer, Treasurer and Secretary

CPI INTERNATIONAL HOLDING CORP.,
as Guarantor

By:	/s/ Joel A. Littman
	Name:	Joel A. Littman
	Title:	Chief Financial Officer, Treasurer and Secretary

COMMUNICATIONS & POWER INDUSTRIES LLC, as Guarantor

By:	/s/ Joel A. Littman
	Name:	Joel A. Littman
	Title:	Chief Financial Officer, Treasurer and Secretary

CPI ECONCO DIVISION, as Guarantor

By:	/s/ Joel A. Littman
	Name:	Joel A. Littman
	Title:	Secretary and Treasurer

CPI SUBSIDIARY HOLDINGS LLC, as Guarantor
By:	Communications & Power Industries, LLC, its sole member

By:	/s/ Joel A. Littman
	Name:	Joel A. Littman
	Title:	Chief Financial Officer, Treasurer and Secretary

CPI MALIBU DIVISION, as Guarantor

By:	/s/ Joel A. Littman
	Name:	Joel A. Littman
	Title:	Secretary and Chief Financial Officer

COMMUNICATIONS & POWER INDUSTRIES INTERNATIONAL INC.,
as Guarantor

By:	/s/ Joel A. Littman
	Name:	Joel A. Littman
	Title:	Secretary

COMMUNICATIONS & POWER INDUSTRIES ASIA INC., as Guarantor

By:	/s/ Joel A. Littman
	Name:	Joel A. Littman
	Title:	Secretary and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Alex Briffett
	Name:	John A. (Alex) Briffett
	Title:	Authorized Signatory